UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2014 (June 20, 2014)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

877 North 8th West, Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□           Written communications pursuant to Rule 425 under the Securities Act
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5:  Submission of Matter to a Vote of Shareholders

Item 5.07.

U.S. Energy Corp. (the “Company”) held its annual meeting of shareholders on Friday, June 20, 2014, at 8:30 a.m. Mountain Time in Riverton, Wyoming.  The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s proxy statement relating to the meeting, filed with the Securities and Exchange Commission on April 25, 2014 (the “Proxy Statement”), are as set forth below:

The following nominees for director were elected to serve until the 2017 annual meeting of shareholders and until their successors are elected or appointed and qualified:

Name of Director	Votes For	Withheld	Broker Non-Votes
Jerry W. Danni	8,969,587	516,509	13,503,020
Leo A. Heath	7,587,751	1,898,345	13,503,020
James B. Fraser	8,894,196	591,900	13,503,020

The shareholders also voted to ratify the appointment of Hein & Associates LLP as independent auditors for the 2014 fiscal year:

Votes For	Votes Against	Abstain
21,776,248	901,905	310,963

The result of the shareholders’ advisory vote on executive compensation (“say-on-pay”) was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
8,655,624	757,707	72,765	13,503,020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: June 23, 2014	By:	s/s Keith G. Larsen
Keith G. Larsen, CEO